Exhibit 99.2

The expenses to be incurred by the Company relating to the registration and offering of $775,000,000 aggregate principal amount of 6-3/8% Senior Notes due 2018 and $775,000,000 aggregate principal amount of 6-5/8% Senior Notes due 2020 pursuant to a Registration Statement on Form S-3 (File No. 333-169690) and a related prospectus supplement filed with the Securities and Exchange Commission on October 7, 2010 are estimated to be as follows:

Nature of Expense	Amount

SEC Registration Fee	$110,515
Accounting Fees and Expenses	100,000
Legal Fees and Expenses	600,000
Printing Expenses	100,000
Blue Sky Qualification Fees and Expenses	10,000
Trustee’s Fees and Expenses	43,000
Miscellaneous	25,000

TOTAL	$988,515